Exhibit 10.3

Date: 14 May 2026

To:	Bhisham “Ajay” Khare

NOTICE OF AND CONSENT TO INTERCOMPANY TRANSFER

Dear Ajay

1.	We refer to your Employment Agreement dated March 28, 2025 (“Employment Agreement”), executed with Aeries Technology Solutions Inc (“Current Employer”). This letter serves as formal notice that your employment will be transferred from the Current Employer to Aeries USA Inc (“New Employer”), an affiliated company, effective as of 01 May 2026 (“Effective Date”).

Beginning on the Effective Date:

●	The New Employer will assume responsibility for your wages, compensation, benefits, and all employer obligations.

●	All other terms and conditions as stated in the Employment Agreement will continue with no changes.

2.	Please acknowledge receipt of this notice and consent to the abovementioned terms by signing the attached copy of it and sending it back to us.

3.	A fresh employment agreement with Aeries USA Inc., setting out the entire arrangement between the New Employer and yourself will be sent to you separately.

COMPANY
Aeries Technology Solutions Inc.

By:	/s/ Venu Raman Kumar
Name:	Venu Raman Kumar
Title:	Chairman

ACKNOWLEDGEMENT

I refer to the above Notice of Intercompany Transfer dated 12 May 2026 and acknowledge receipt and consent to the transfer.

EXECUTIVE

/s/ Bhisham “Ajay” Khare
Name:	Bhisham Khare

5/14/2026